UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 31, 2015

Patriot National, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36804	46-4151376
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 East Las Olas Boulevard, Suite 1650 Fort Lauderdale, Florida	33301
(Address of Principal Executive Offices)	(Zip Code)

(954) 670-2900

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 31, 2015, Patriot Services, Inc. (the “Company”) entered into a stock purchase agreement (the “Acquisition Agreement”) with TriGen Holding Group, Inc., a Delaware corporation (“TriGen”), and holders of TriGen Class A and Class B common stock (the “Sellers”), pursuant to which the Company acquired all of the outstanding equity of TriGen for a maximum of $9,740,000. The Class A Sellers were paid $3,240,000 in cash at closing plus a performance-based cash earn-out of up to $1,500,000. The Class B Seller will be paid $5,000,000 on the one-year anniversary of closing. Pursuant to the Acquisition Agreement, the Sellers of the TriGen Class A Common Stock will be entitled to the earn-out payment of up to $1,500,000 twelve months after closing, subject to reduction on a pro-rata basis if EBITDA within the first year does not meet certain targets. The Company did not assume any material liabilities under the Acquisition Agreement. In connection with the transaction, which closed on March 31, 2015, TriGen became a direct subsidiary of the Company.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure under Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)	The following exhibits are attached to this Current Report on Form 8-K

Exhibit No.	Exhibit

99.1	Press Release dated as of April 1, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATRIOT NATIONAL, INC.

Date: April 1, 2015	By:	/s/ Christopher A. Pesch
	Name:	Christopher A. Pesch
	Title:	Executive Vice President, General Counsel, Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	Press Release dated as of April 1, 2015